Exhibit 4.5

THIS WARRANT, AND ANY SHARES OF COMMON STOCK ACQUIRED UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY OTHER APPLICABLE SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAW, OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT, AND NO TRANSFER OF THIS WARRANT OR ANY OF SUCH SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH. TRANSFER OF THIS WARRANT OR ANY OF SUCH SHARES IS FURTHER RESTRICTED AS PROVIDED IN THE AMENDED AND RESTATED STOCKHOLDER AGREEMENT DATED JULY 18, 2007 (THE “STOCKHOLDER AGREEMENT”), A COPY OF WHICH IS AVAILABLE AT THE COMPANY’S OFFICES.

Certificate No.	Date of Issuance:

STOCK PURCHASE WARRANT

To Purchase Shares of

Common Stock of

RENEWABLE ENERGY GROUP, INC.

THIS CERTIFIES THAT, for value received, the receipt and sufficiency of which is hereby acknowledged:

Subject to the conditions set forth herein, Natural Gas Partners VIII, L.P., together with any of its registered assigns or any transferee of all or any portion of its rights hereunder and the holder of any shares of Common Stock issued hereunder (the “Holder” or “Holders”), is entitled to subscribe for and purchase from Renewable Energy Group, Inc., a Delaware corporation (the “Company”), at any time or from time to time after the date hereof and continuing during the Exercise Period (as defined hereinafter),              fully paid and nonassessable shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $11.00 per share (the “Exercise Price”), subject to adjustment from time to time pursuant to the provisions of this Warrant (the “Warrant Shares”). This Warrant is subject to the following provisions, terms and conditions:

1. Definitions. For the purpose of the Warrants, the following terms, whether or not capitalized or underlined is the text of this Warrant, shall have the following meanings:

“Capital Stock” shall mean any and all shares, interests, participations, or other equivalents (however designated) of capital stock of the Company, including, without limitation, shares of Common Stock or Preferred Stock.

“Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company.

“Company” shall have the meaning specified in the introduction to this Warrant, and shall include any corporation or business entity resulting from the merger, consolidation, or conversion of the Company.

“Exercise Agreement” shall have the meaning specified in paragraph 2(a) hereof.

“Exercise Period” shall have the meaning specified in paragraph 2(c) hereof.

“Exercise Price” shall have the meaning specified in the introduction to this Warrant.

“Expiration Date” means the eighth anniversary of the Date of Issuance.

“Preferred Stock” shall mean any shares of preferred stock issued by the Company on or after the Date of Issuance, whether or not convertible into or exchangeable for Common Stock.

“Series B Certificate” means the Certificate of Designation of Series and Determination of Rights and Preferences of Series B Convertible Preferred Stock of the Company as the terms thereof may be amended from time to time.

“Trading Days” shall mean any days during the course of which the principal securities exchange on which the Common Stock is listed or admitted to trading is open for the exchange of securities.

“Warrant(s)” shall mean this Warrant of even date herewith, including all amendments to any such Warrants and all warrants issued in exchange, transfer or replacement therefor.

2. Exercise of Warrant. While this Warrant remains outstanding and exercisable in accordance with subparagraph 2(c) below, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a) Cash Exercise. The rights represented by this Warrant may be exercised in a cash exercise by (i) the surrender of the Warrant, together with a completed Exercise Agreement in the form attached hereto (“Exercise Agreement”) indicating a cash exercise, to the Secretary of the Company at its principal offices, (ii) the payment to the Company of an amount equal to the aggregate Exercise Price, for the number of Warrant Shares being purchased, in cash (in the form of immediately available funds in U.S. Dollars), and (iii) full compliance with the other applicable provisions of this Warrant.

(b) Net Exercise. Notwithstanding anything contained in subparagraph 2(a) above, the holder of the Warrant may also elect to exercise this Warrant on a “net exercise” basis by (i) the surrender of the Warrant, together with a completed Exercise Agreement indicating a net exercise, to the Secretary of the Company at its principal offices and (ii) full compliance with the other applicable provisions of this Warrant. Upon a “net exercise” of the Warrant, the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = (Y) (A-B) A

Where:	X =	the number of shares of Common Stock to be issued to the Holder.

	Y =	the total number of shares of Common Stock issuable upon exercise of this Warrant, or, if only a portion is being exercised, the portion of the Warrant being exercised (expressed as a fraction).

	A =	the Fair Market Value Price of one share of Common Stock.

	B =	Exercise Price.

For purposes of this Warrant, the “Fair Market Value Price” of a share of Common Stock shall mean the average of the closing sales prices, if available, and, if not then available, the average of the bid and asked prices for the Common Stock, as applicable, on the principal market therefor for the five (5) Trading Days preceding the day which is two (2) business days prior to the day of exercise, or if no such price is available, then the fair market value shall be determined in good faith by a majority of the Board of Directors of the Company (excluding any director nominated by or otherwise affiliated with the Holder or an affiliate of the Holder), and in making such determination it shall not give consideration to any discount related to shares representing minority interest or related to any illiquidity or lack of marketability of shares arising from restrictions on transfer under federal or state securities laws. If the Holder of the Warrant to be exercised disagrees with such determination of Fair Market Value Price, such Holder shall provide written notice to the Company thereof (a “Value Dispute”) and the Fair Market Value Price of a share of Common Stock as of the day of exercise shall be determined by the following procedures. Each of the Company, on the one hand, and the Holder submitting the Value Dispute, on the other hand, shall appoint an independent appraiser, each of whom shall independently determine the Fair Market Value Price per share of Common Stock (the “Appraised Values”). If the higher of the Appraised Values is not more than 25% higher than the lower of the Appraised Values, then the Fair Market Value Price per share will be the average of the two Appraised Values. If the higher of the Appraised Values is more than 25% higher than the lower of the Appraised Values, then the parties shall appoint a third independent appraiser who shall, within thirty (30) days following receipt of the Appraised Values, select one of the two Appraised Values as the Fair Market Value Price per share which is closest to the Fair Market Value Price per share determined by such third independent appraiser (the “Third Appraiser’s Determination”). The Third Appraiser’s Determination shall be binding on and non-appealable by the Company and the Holder of the Warrant to be exercised. In the event of a Third Appraiser’s Determination, if the aggregate amount by which the Fair Market Value Price of the Warrant Shares being exercised exceeds the aggregate exercise price, is less than $5,000,000, the cost of all independent appraisers shall be paid by the Holder, and if the amount of such excess is $5,000,000 or more, each of the Company and the Holder shall pay the costs of the independent appraiser approved by it and the cost of the third independent appraiser shall be split equally by the Company and the Holder. In calculating the aggregate value of the Warrant for purposes of the foregoing agreement regarding allocation of appraisal expenses, there shall be added to the aggregate value determined as described above, the aggregate value determined in connection with the same procedure under any Warrant held by an affiliate of the Holder and exercised as of (or within three (3) business days of) the exercise date of this Warrant. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the fair market value per share shall be the per share offering price to the public of the Common Stock in the Company’s initial public offering.

(c) Exercise Period. This Warrant is exercisable at any time or from time to time during the period from the date hereof until the Expiration Date (the “Exercise Period”).

(d) Issuance of Certificates. Certificates for the Warrant Shares, representing the aggregate number of shares specified in said Exercise Agreement, shall be delivered to the Holder within a reasonable time, not exceeding five (5) business days, after the rights represented by this Warrant shall have been so exercised. The stock certificate or certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of said Holder or such other name as shall be designated by said Holder (subject to the transfer restrictions applicable to this Warrant and to shares purchased upon exercise of this Warrant). If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of said stock certificates(s), deliver to said Holder a new Warrant representing the right to purchase the number of shares of Common Stock with respect to which this Warrant shall not then have been exercised. The Company shall pay all expenses and charges payable in connection with the preparation, execution and delivery of stock certificates (and any new Warrants) pursuant to this paragraph 2 except that, in case such stock certificates shall be registered in a name or names other than the Holder of this Warrant or such Holder’s nominee, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the Holder to the Company at the time of delivery of such stock certificates by the Company as mentioned above.

(e) No Fractional Shares. This Warrant shall be exercisable only for a whole number of Warrant Shares. No fractions of shares of Common Stock, or scrip for any such fractions of shares, shall be issued upon the exercise of this Warrant. The Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the Fair Market Value Price of one share of Common Stock at the time of such exercise multiplied by such fraction computed to the nearest whole cent.

3. Shares to be Fully Paid; Reservations of Shares. The Company covenants and agrees that all Warrant Shares will be duly authorized and validly issued and upon issuance in accordance with the terms and conditions hereof, will be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. Without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per Warrant Share is at all times equal to or less than the Exercise Price then in effect. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the

Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the rights represented by this Warrant and any other Warrants, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of all then outstanding Warrants; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of all then outstanding Warrants, in addition to such other remedies as shall be available to the Holder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

4. Anti-Dilution Provisions. The number, rights and privileges of the shares of Common Stock issuable upon exercise of this Warrant shall be subject to the following adjustments:

(a) Below Market Transactions.

(i) If the Company shall issue, after the Date of Issuance, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Additional Stock, the Exercise Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this subparagraph 4(a)(i)) be adjusted to a price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subparagraph 4(a)(v)(A) or (B) below) plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at such Exercise Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subparagraph 4(a)(v)(A) or (B) below) plus the number of shares of such Additional Stock; provided, however, for purposes of such calculation (1) it shall not include any additional shares of Common Stock issuable with respect to shares of Preferred Stock, convertible securities, or exercisable options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of such Exercise Price resulting from the issuance of Additional Stock causing such adjustment and (2) the grant, issue or sale of Additional Stock consisting of the same class of security, and warrants to purchase such security and notes convertible into such security, issued or issuable at the same price at two or more closings within a six month period shall be aggregated and shall be treated as one sale of Additional Stock occurring on the earliest date on which such securities were granted, issued or sold.

(ii) No adjustment of the Exercise Price shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subparagraphs 4(a)(v)(C) and (D) below, no adjustment of such Exercise Price pursuant to this subparagraph 4(a) shall have the effect of increasing the Exercise Price above the Exercise Price in effect immediately prior to such adjustment.

(iii) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(iv) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment, taking into consideration the relevant terms of any underlying transaction documents.

(v) In the case of the issuance (whether before, on or after the applicable Date of Issuance) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of subparagraphs 4(a)(i) and 4(a)(ii) hereof:

(A) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs 4(a)(iii) and 4(a)(iv)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(B) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subparagraphs 4(a)(iii) and 4(a)(iv)).

(C) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Exercise Price of the Warrant Shares to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(D) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price of the Warrant Shares, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issuable upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(E) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subparagraphs 4(a)(v)(A) and (B) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subparagraph 4(a)(v)(C) or (D).

(vi) “Additional Stock” shall mean any shares of Capital Stock issued (or deemed to have been issued pursuant to subparagraph 4(a)(v)) by the Company after the Purchase Date other than:

(A) Common Stock issued pursuant to a split, subdivision, dividend, distribution, recapitalization or other similar event by the Company for which adjustment to the Exercise Price is otherwise made pursuant to this paragraph 4;

(B) Shares of Common Stock issuable or issued to employees, consultants, directors, officers, advisors or vendors (if in transactions with primarily non-financing purposes) of the Company, directly or pursuant to a stock option plan, stock purchase or restricted stock plan, or other arrangement or agreement approved by the Board of Directors of the Company, to the extent such issuance would not cause an adjustment of the Conversion Price of the Series B Preferred Stock pursuant to the Series B Certificate;

(C) Shares of Common Stock issued, issuable or deemed to have been issued by the Company upon conversion of Preferred Stock;

(D) Shares of Common Stock issued or issuable (I) in a public offering before or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering;

(E) Shares of Common Stock issued, issuable or deemed to have been issued in connection with the acquisition by the Company of the stock or assets of another corporation, partnership or other entity, provided that such issuances would not cause adjustment of the Conversion Price of the Series B Preferred Stock pursuant to the Series B Certificate;

(F) Shares of Common Stock issued, issuable or deemed to have been issued to a vendor, lender or equipment lessor or in connection with strategic or licensing transactions, joint ventures or similar transactions, provided that such issuances are first approved by a majority of the Series A Directors nominated by the holders of Series A Preferred Stock pursuant to Section 2(a) of the Stockholder Agreement;

(G) Shares of Common Stock issued or issuable upon the exercise of warrants outstanding as of July 18, 2007 or warrants the Company is committed to issue as of July 18, 2007;

(H) Any other issuance which does not (as a result of a waiver or otherwise) result in an adjustment of the Conversion Price of the Series B Preferred Stock pursuant to the Series B Certificate;

(I) Any issuance after all of the outstanding shares of Series B Preferred Stock have converted into shares of Common Stock in accordance with the Series B Certificate; and

(b) Subdivisions, Combinations and Stock Dividends. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this subparagraph 4(b) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(c) Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(b), then, in each such case for the purpose of this subsection 4(c), provision shall be made by the Company such that the Holder shall receive upon exercise of this Warrant a proportionate share of any such distribution as though it were the holder of the Common Stock as of the record date fixed for the determination of the stockholders of the Company entitled to receive such distribution.

(d) Reclassification, Reorganization and Consolidation. If the Company shall effect any reclassification or similar change of outstanding shares of the Company’s Capital Stock (other than as set forth in subparagraph 4(b) or 4(c) above), or a consolidation or merger of the Company with another corporation, this Warrant shall, after such capital reorganization, reclassification, consolidation or merger, be exercisable only for the number of shares of stock or other properties, including cash, to which a holder of the number of shares of the Common Stock deliverable upon exercise of this Warrant would have been entitled upon such capital reorganization, reclassification, change, consolidation or merger if this Warrant had been exercised immediately prior to the effective date of such event; and, in any such case, appropriate adjustments shall be made in the application of the provisions set forth in this Section 4 with respect to the rights and interests thereafter of the Holder in order that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the exercise rights in this Section 4) shall thereafter be applicable, as nearly as equivalent as may be practicable, to any shares of stock or other securities thereafter deliverable upon the exercise of this Warrant.

(e) Notice of Transaction. The Company shall give written notice to the Holder at least ten (10) business days prior to the consummation of any transaction within the scope of clause (a) through (c) of this paragraph 4 and provide in such written notice a brief description of the terms and conditions of such transaction.

(f) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

5. Certain Agreements of the Company. The Company covenants and agrees that:

(a) Certain Actions Prohibited. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of this Warrant and will take all such actions as may reasonably be requested by the Holder of any Warrant in order to protect the exercise privilege of the Holders of the Warrants against impairment.

(b) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger or consolidation.

(c) Issuance of Warrant Securities. If the issuance of any Warrant Shares required to be reserved for purposes of exercise of this Warrant is required to be registered with or approved by any federal or state governmental authority under any federal or state law (other than any registration under the Act or state securities laws), before such Warrant Shares may be issued upon exercise of this Warrant, the Company will, at its expense, use its best efforts to cause such shares to be so registered or approved, at such time, so that such shares may be issued in accordance with the terms hereof.

6. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of Warrants shall be made without charge to the Holders of such Warrants or such shares for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder of the Warrant exercised.

7. Closing of Books. Subject to Section 9, the Company will at no time close its transfer books against the transfer of any Warrant, of any Warrant Shares issued or issuable upon the exercise of any Warrant, or in any manner interfere with the timely exercise of this Warrant.

8. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the company.

9. Transfer and Exchange.

(a) Transfers. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws and the Stockholder Agreement by the Holder or the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are reasonably requested by the Company). Subject to the terms of this Warrant with respect to compliance with applicable securities laws and the Stockholder Agreement, this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer; provided, however, this Warrant may not be transferred in part unless such transfer is to a transferee who pursuant to such transfer receives the right to purchase at least 25,000 Warrant Shares. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions.

(b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder), for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder at the time of such surrender.

(c) Replacement of Warrant. Upon receipt of written notice from a Holder or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate for the Warrant Shares and, in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

(d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any exchange, transfer or replacement as provided in this paragraph 10, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this paragraph 10.

(e) Compliance with Securities Laws.

(i) The Holder of this Warrant represents and warrants that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

(ii) This Warrant and all Warrant Shares issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES AND ANY SECURITIES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY OTHER APPLICABLE LAWS.

10. Lock Up. In the event the Company shall undertake its first sale to the public pursuant to a registration statement of the Company filed under the Securities Act, each Holder shall agree in writing, in form and substance customary for similar transactions, if requested by the managing underwriter or underwriters thereof, not to lend, offer, pledge, sell, contract to sell (including, without limitation, any short sale), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other securities of the Company convertible into or exercisable or exchangeable for Common Stock held by such Holder immediately before the effective date of the registration statement for such offering, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock (whether any such transaction is described in this subsection is to be settled by delivery of Common Stock or such other securities, in cash or otherwise), except for securities to be sold to such underwriter pursuant to such registration statement; provided, however, that:

(a) such period shall not exceed one hundred eighty (180) days after the effective date of the registration statement, except that such 180-day period may be extended for not more than eighteen (18) days if such extension is reasonably necessary to allow the Company’s underwriters to comply with NASD Conduct Rule 2711 (or any similar successor rule); and

(b) the Company’s directors, officers and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding shares of Preferred Stock of the Company) also agree to such limitations.

The Company, may impose stop-transfer instructions with respect to the shares of Common Stock or other securities of the Company convertible into or exercisable or exchangeable for Common Stock subject to the foregoing restriction until the end of such one hundred eighty (180) day period (or the extended period set forth above).

11. Miscellaneous.

(a) Notices. All notices and other communications required or permitted hereunder shall be in writing, and shall be deemed to have been delivered on the date delivered by hand, telegram, facsimile or by similar means, on the first (1st) day following the day when sent by recognized courier or overnight delivery service (fees prepaid), or on the third (3rd) day following the day when deposited in the mail, registered or certified (postage prepaid), addressed: (i) if to a Holder of any Warrant, at the registered address of such Holder as set forth in the register kept by the Company at its principal office with respect to the Warrants, or to such other address as such Holder may have designated to the Company in writing, and (ii) if to the Company, at 406 1st Street, PO Box 128, Ralston, Iowa 51459 Attention: Chief Executive Officer or addresses as the Company may have designated in writing to each Holder of any of the Warrants at the time outstanding; provided, however, that any such communication to the Company may also, at the option of any Holder, be either delivered to the Company at its address set forth above or to any officer of the Company.

(b) Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(c) Remedies. The Company stipulates that the remedies at law of the Holders in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

(d) Amendments. This Warrant and any provision hereof may be amended, changed, waived, discharged or terminated only by a written instrument signed by the Holder and an authorized representative of the Company.

(e) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(f) Successors and Assigns. Subject to the restrictions and requirements of this Warrant, the terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer this          day of                         .

RENEWABLE ENERGY GROUP, INC.

By:
Name:
Title:

STOCK PURCHASE WARRANT

SIGNATURE PAGE

FORM OF EXERCISE AGREEMENT

To: Renewable Energy Group, Inc.

Attention: ________________________

The undersigned hereby elects to exercise this Warrant for                                  shares of Common Stock of Renewable Energy Group, Inc. pursuant to the terms of the Warrant. As indicated below, Holder has either elected to pay the Exercise Price per share in cash, which payment accompanies this notice, or has elected to make a net exercise.

The undersigned is acquiring such shares for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

HOLDER:

Date:

Name:

Address:

Name in which shares should be registered:

Indicate method of exercise

                         Cash Exercise

                         Net Exercise